Exhibit 99.1

         Whole Foods Market Announces New Southwest Regional President

      AUSTIN, Texas, Oct. 11 /PRNewswire-FirstCall/ -- Whole Foods Market, Inc. (Nasdaq: WFMI) today announced the promotion of Mark Dixon to President of the Southwest Region effective October 7, 2004.

      The Company recently announced the expansion of its number of operating regions from eight to ten by separating the Southwest region into the Southwest and Rocky Mountain regions, and the Northern Pacific region into the Northern California and Pacific Northwest regions.

      "A clear and confident vision of the road ahead, an infectious, enthusiastic and respectful style of leadership, a demonstrated willingness to constantly grow and change, and an unwavering dedication to Whole Foods Market for over 20 years, make Mark a great choice to lead the new Southwest Region," said Walter Robb, Co-President of Whole Foods Market.

      Mr. Dixon joined the Company in 1984 and has held various positions including team leader, associate store team leader, store team leader, metro store team leader and most recently regional vice president of the former Southwest region since July 2002.

About Whole Foods Market:

      Founded in 1980 in Austin, Texas, Whole Foods Market(R)
(http://www.wholefoodsmarket.com) is the largest natural and organic foods supermarket retailer. The Company had $3.7 billion in sales for the twelve months ending July 4, 2004 and currently has 163 stores in the United States, Canada, and the United Kingdom.

      The following constitutes a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995. Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties, which could cause our actual results to differ materially from those described in the forward-looking statements. These risks include but are not limited to general business conditions, the timely development and opening of new stores, the integration of acquired stores, the impact of competition, and other risks detailed from time to time in the Company's SEC reports, including the report on Form 10K for the fiscal year ended September 28, 2003. The Company does not undertake any obligation to update forward-looking statements.

Contact: Cindy McCann

VP of Investor Relations
512.477.4455


SOURCE Whole Foods Market, Inc.
      -0- 10/11/2004
      /CONTACT: Cindy McCann, VP of Investor Relations of Whole Foods Market, Inc., +1-512-477-4455/
      /Web site: http://www.wholefoodsmarket.com/
      (WFMI)

CO: Whole Foods Market, Inc.
ST: Texas
IN: FOD REA SUP
SU: PER